©2024 DISCOVER FINANCIAL SERVICES Exhibit 99.3 1Q24 Financial Results April 17, 2024

The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which speak to our expected business and financial performance, among other matters, contain words such as "believe," "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," "forecast," and similar expressions. Such statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt and investor sentiment; the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to accounting guidance, tax reform, financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity; risks related to the proposed merger with Capital One Financial Corporation (“Capital One”) including, among others, (i) failure to complete the merger with Capital One or unexpected delays related to the merger or the inability of the parties to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (iii) diversion of management’s attention from ongoing business operations and opportunities, (iv) cost and revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (v) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vi) deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, (vii) expenses related to the proposed merger being greater than expected, and (viii) shareholder litigation that could prevent or delay the closing of the proposed merger or otherwise negatively impact our business and operations; the actions and initiatives of current and potential competitors; our ability to manage our expenses; our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants and merchants; our ability to sustain our card and personal loan growth; our ability to complete the proposed sale of the Discover Financial Services’ (“Discover”) Student Loan portfolio; our ability to increase or sustain Discover card usage or attract new customers; difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies; our ability to manage our credit risk, market risk, liquidity risk, operational risk, compliance and legal risk and strategic risk; the availability and cost of funding and capital; access to deposit, securitization, equity, debt and credit markets; the impact of rating agency actions; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; losses in our investment portfolio; limits on our ability to pay dividends and repurchase our common stock; limits on our ability to receive payments from our subsidiaries; fraudulent activities or material security breaches of our or others' key systems; our ability to remain organizationally effective; our ability to maintain relationships with merchants; the effect of political, economic and market conditions, geopolitical events, climate change, pandemics and unforeseen or catastrophic events; our ability to introduce new products and services; our ability to manage our relationships with third-party vendors, as well as those with which we have no direct relationship such as our employees' internet service providers; our ability to maintain current technology and integrate new and acquired systems and technology; our ability to collect amounts for disputed transactions from merchants and merchant acquirers; our ability to attract and retain employees; our ability to protect our reputation and our intellectual property; our ability to comply with regulatory requirements; and new lawsuits, investigations or similar matters or unanticipated developments related to current matters. We routinely evaluate and may pursue acquisitions of, investments in or divestitures from businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities. Additional factors that could cause the company's results to differ materially from those described in the forward-looking statements can be found under “Risk Factors,” “Business - Competition,” “Business - Supervision and Regulation” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC and available at the SEC's internet site (http://www.sec.gov) and subsequent reports on Forms 8-K and 10-Q, including the company's Current Report on Form 8-K filed today with the SEC. Notice 2

Important Information About the Transaction and Where to Find It Capital One intends to file a registration statement on Form S-4 with the SEC to register the shares of Capital One’s common stock that will be issued to Discover stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of Capital One and Discover that also constitutes a prospectus of Capital One. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of Discover and Capital One in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/ PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Discover or Capital One through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Discover or Capital One at: Discover Financial Services Capital One Financial Corporation 2500 Lake Cook Road 1680 Capital One Drive Riverwoods, IL 60015 McLean, VA 22102 Attention: Investor Relations Attention: Investor Relations investorrelations@discover.com investorrelations@capitalone.com (224) 405-4555 (703) 720-1000 Before making any voting or investment decision, investors and security holders of Discover and Capital One are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. Participants in Solicitation Discover, Capital One and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Discover and Capital One in connection with the transaction. Information regarding the directors and executive officers of Discover and Capital One and other persons who may be deemed participants in the solicitation of the stockholders of Discover or of Capital One in connection with the transaction will be included in the joint proxy statement/prospectus related to the proposed transaction, which will be filed by Capital One with the SEC. Information about the directors and executive officers of Discover and their ownership of Discover common stock can also be found in Discover’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 15, 2024, as supplemented by Discover’s proxy statement supplement, as filed with the SEC on April 2, 2024, and other documents subsequently filed by Discover with the SEC. Information about the directors and executive officers of Capital One and their ownership of Capital One common stock can also be found in Capital One’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 20, 2024, and other documents subsequently filed by Capital One with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available. Notice 3

1Q24 Highlights 4 • 1Q24 net income of $308MM; diluted EPS of $1.10; and return on equity of 8% • Core financial performance remains strong ◦ Double digit revenue expansion YOY reflecting resilient loan growth and net interest margin trends ◦ Strong consumer deposit growth ◦ Credit metrics consistent with our outlook; delinquency formation improving • Continued to progress key initiatives ◦ Advanced compliance and risk management capabilities ◦ Increased the card misclassification remediation reserve to accelerate resolution ◦ Remained on track to execute a sale of the student loan portfolio in the second half of the year • Entered a definitive agreement to merge with Capital One ◦ Strategic logic, operating scale and combined economics are compelling ◦ Combines two organizations with similar commitments to provide a leading customer experience ◦ Enables the Discover network to be more competitive Note(s) Merger with Capital One remains subject to numerous conditions including shareholder and regulatory approval

• Revenue net of interest expense was $4.2Bn, up 13%, from higher net interest income, net discount / interchange revenue and loan fees • Provision for credit losses increased by $395MM reflecting an $806MM increase in net charge-offs partially offset by a $410MM lower credit reserve build • Expenses increased $926MM, or 67%, primarily driven by a $799MM increase to the card misclassification remediation reserve, investments in compliance and risk management, and higher employee compensation 1Q24 Summary Financial Results Key Points 5 $968 $355 $113 $(395) $(926) $193 $308 1Q23 Net Income Net Interest Income Non- Interest Income Provision for Credit Losses Operating Expense Income Tax/ Capital Action 1Q24 Net Income Year-Over-Year Net Income & EPS ($MM, except EPS) 1Q24 $ 3,487 $ 723 $ 1,497 $ 2,309 $ 96 1Q23 $ 3,132 $ 610 $ 1,102 $ 1,383 $ 289 B/(W) $ 355 $ 113 $ (395) $ (926) $ 193 EPS $ 3.55 $ 1.04 $ 0.33 $ (1.16) $ (2.72) $ 0.06 $ 1.10 (1) Note(s) 1. The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company’s Financial Data Supplement on Form 8-K for the second quarter 2023

• NIM on loans was 11.03%, up 5bps QOQ as favorable loan yields were partially offset by higher net funding costs • Total loan yield was up 10bps QOQ due to a lower promotional balance mix and payment rate moderation • The net funding rate increased by 5bps QOQ, reflecting higher consumer deposit pricing • Average consumer deposits were up 4% QOQ and up 18% YOY 1Q24 Net Interest Income Drivers 6 Key Points Note(s) 1. Includes checking and reflects both interest-bearing and non-interest bearing consumer deposits 2. Net Funding Rate reflects interest expense, net of interest income from other interest-earning assets, as a percentage of average receivables 11.34% 11.06% 10.95% 10.98% 11.03% 1Q23 2Q23 3Q23 4Q23 1Q24 NIM on Loans Loan Growth ($Bn) Funding Mix (%), Average Balance $89.8 $94.0 $97.4 $102.3 $99.5 $9.9 $9.7 $10.0 $9.9 $10.1$8.4 $9.1 $9.6 $9.9 $10.1$4.6 $5.1 $5.8 $6.4 $6.9 Card +11% YOY Organic Student +1% YOY Personal +21% YOY Other + 50% YOY 1Q23 2Q23 3Q23 4Q23 1Q24 66% 66% 66% 65% 66% 17% 18% 18% 18% 18% 9% 9% 9% 9% 9% 8% 7% 7% 8% 7% DTC and Affinity Deposits Brokered & Other Deposits Securitized Borrowing Unsecured Borrowing 1Q23 2Q23 3Q23 4Q23 1Q24 Total Loan Yield 14.06% 14.17% 14.44% 14.61% 14.71% Net Funding Rate (2) 2.72% 3.11% 3.49% 3.63% 3.68% (1)

1Q24 Revenue

Year-Over-Year Revenue ($MM)



$3,742
$355
$41
$(1)
$34
$20
$18
$1
$4,210
1Q23 Rev Net of Int Exp (1)
Net Interest Income
Net Discount/ Interchange
Protection Products
Loan Fee Income
Transaction Processing
Gain/(Loss) on Equity Investments
Other Income
1Q24 Rev Net of Int Exp

($MM)	1Q24	1Q23	Inc / (Dec) $	Inc / (Dec) %
Net Interest Income	3,487	3,132	355	11%
Net Discount/Interchange Revenue	371	330	41	12%
Protection Products Revenue	42	43	(1)	(2%)
Loan Fee Income	200	166	34	20%
Transaction Processing Revenue	87	67	20	30%
Gain/(Loss) on Equity Investment	0	(18)	18	100%
Other Income	23	22	1	5%
Total Non-Interest Income	723	610	113	19%
Revenue Net of Interest Expense	$4,210	$3,742	$468	13%

	1Q24	1Q23	Change QOQ	Change YOY
Discover Card Sales Volume ($MM)	$50,137	$50,588	(12)%	(1%)
Rewards Rate [2]	1.39 %	1.41 %	2bps	(2)bps

Key Points

- Net interest income increased due to higher loan receivables partially offset by margin compression
- Net discount / interchange revenue was up 12% driven by a favorable volume mix and lower rewards cost
- Transaction processing revenue was up 30% from higher debit volume
- The rewards rate was 1.39%, down 2bps YOY driven by lower Cashback Match and change in the 5% category
  - 1Q24 Restaurants & Drug Store
  - 1Q23 Grocery, Drug Store & Streaming

Note(s)
1. The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company's Financial Data Supplement on Form 8-K for the second quarter 2023
2. Rewards rate represents credit card rewards cost divided by Discover Card sales volume

7

Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense 2. The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company’s Financial Data Supplement on Form 8-K for the second quarter 2023 • Employee compensation increased due to higher business technology resources and severance • Professional fees were up driven by continued investment in compliance and risk management initiatives and higher recovery fees • Information processing increased due to technology investments • Other expense was up due to a $799MM increase to the card misclassification remediation reserve 1Q24 Operating Expense Inc / (Dec) ($MM) 1Q24 1Q23 $ % Employee Compensation and Benefits $671 $625 46 7% Marketing and Business Development 250 241 9 4% Information Processing & Communications 163 139 24 17% Professional Fees 292 232 60 26% Premises and Equipment 20 22 (2) (9%) Other Expense 913 124 789 636% Total Operating Expense $2,309 $1,383 $926 67% Operating Efficiency(1)(2) 54.9% 36.9% 1,800 bps 8 Key Points Year-Over-Year Expense ($MM) $1,383 $46 $9 $24 $60 $787 $2,309 1Q23 Expense Employee Comp Marketing Info Processing Professional Fees All Other 1Q24 Expense

• Higher credit card net charge-off rate driven by seasoning of recent vintages with higher delinquency trends; 30-day delinquency rate declined sequentially • Student loan net charge-off and delinquency rates relatively stable • Personal loan net charge-offs increased from credit normalization 1Q24 Key Credit Metrics 9 Key PointsChange 1Q23 4Q23 1Q24 QOQ YOY Credit Card Loans Ending Loan Balance ($MM) $89,755 $102,259 $99,475 (3)% 11% Net Principal Charge-off Rate 3.10% 4.68% 5.66% 98 bps 256 bps 30-Day Delinquency Rate 2.76% 3.87% 3.83% (4) bps 107 bps Private Student Loans Ending Loan Balance ($MM) $10,480 $10,352 $10,480 1% —% Net Principal Charge-off Rate 1.04% 1.52% 1.58% 6 bps 54 bps 30-Day Delinquency Rate 2.02% 2.62% 2.59% (3) bps 57 bps Personal Loans Ending Loan Balance ($MM) $8,374 $9,852 $10,107 3% 21% Net Principal Charge-off Rate 1.94% 3.39% 4.02% 63 bps 208 bps 30-Day Delinquency Rate 0.91% 1.45% 1.46% 1 bps 55 bps Total Loans Ending Loan Balance ($MM) $112,674 $128,409 $126,555 (1)% 12% Net Principal Charge-off Rate 2.72% 4.11% 4.92% 81 bps 220 bps 30-Day Delinquency Rate 2.48% 3.45% 3.38% (7) bps 90 bps

10 ($MM) Credit Card Student Loans Personal Loans Other Total Loans Balance at December 31, 2023 $7,619 $858 $722 $84 $9,283 Reserve rate 7.45% 8.29% 7.33% N/A 7.23% Provision for credit losses 1,333 53 134 11 1,531 Net Charge-offs 1,411 42 100 3 1,556 Balance at March 31, 2024 $7,541 $869 $756 $92 $9,258 Reserve rate 7.58% 8.29% 7.48% N/A 7.32% Total Loan Reserve Rate 6.83% 6.84% 7.06% 7.23% 7.32% 1Q23 2Q23 3Q23 4Q23 1Q24 Allowance for Credit Losses

$1.8 $0.3 $2.3 $2.4 $1.9 $— $0.44 $0.44 $0.50 $0.60 $0.70 $0.70 2019 2020 2021 2022 2023 1Q24 11 Capital Return(3)Capital Position Common Equity Tier 1 (CET1) Capital Ratio (%) Note(s) 1. Capital for years ended 2022 and prior have been restated for comparative purposes and considers the impacts of the immaterial corrections to the financial statements; years 2019-2021 reflect a best estimate 2. Based on the final rule published September 30, 2020. Capital ratios reflect delay in the recognition of the impact of CECL reserves on regulatory capital for two years in accordance with the final rule 3. Quarterly dividend per share figures for 2019 through 2023 represent year-end levels 11.0% 12.9% 14.5% 13.1% 11.3% 10.9% 2019 2020 2021 2022 2023 1Q24 • The Common Equity Tier 1 ratio of 10.9%; impacts from the expense increase and CECL phase-in were offset by lower receivables and core earnings generation • Declared quarterly cash dividend of $0.70 per share of common stock • Share repurchases have been suspended through merger closing and common dividends will not exceed $0.70 per share Key Points Capital Position & Capital Return Trends Share Repurchases ($Bn) Quarterly Dividend per Share (1) (2) Suspended through closing

12 2024 Perspective Previous Current Loan Growth • Expect loans to be relatively flat • Up low single digits Net Interest Margin • Expect NIM of 10.5-10.8% depending on rate outlook • Expect NIM of 10.7-11.0% depending on rate outlook Operating Expense • Anticipate total operating expense to be up mid-single digits subject to risk and compliance matters • Anticipate total operating expense to be up mid- single digits excluding card misclassification and merger related costs Net Charge-offs • Expect full year average net charge-off rate of 4.9-5.3% • Expect full year average net charge-off rate of 4.9-5.2% Capital Management • Pausing our share repurchase program • Share repurchases suspended through merger closing; dividend not to exceed $0.70 per share Note(s) 2024 Perspective does not incorporate the impacts of a potential student loan sale

Appendix

1Q24 Asset Yield & Liabilities Rate 1Q24 4Q23 1Q23 Interest-Earning Assets ($Bn) Avg Bal Yield Avg Bal Yield Avg Bal Yield Total Loans $127.1 14.71% $125.4 14.61% $112.0 14.06 % Other Interest-Earning Assets 26.2 4.57% 22.5 4.41% 20.2 3.87 % Total Interest-Earning Assets $153.3 12.98% $147.9 13.05% $132.2 12.51% 1Q24 4Q23 1Q23 Interest-Bearing Liabilities ($Bn) Avg Bal Rate Avg Bal Rate Avg Bal Rate Direct to Consumer Deposits (1) (2) $84.8 4.41% $81.3 4.35% $72.0 3.23 % Brokered Deposits and Other 23.8 4.75% 23.3 4.64% 19.3 3.87 % Interest Bearing-Deposits 108.6 4.48% 104.5 4.41% 91.2 3.36 % Borrowings 20.9 4.82% 20.3 4.62% 19.1 4.03 % Total Interest-Bearing Liabilities $129.5 4.54% $124.8 4.45% $110.3 3.48% 14 Note(s) 1. Includes Affinity relationships 2. Excludes checking which is a non-interest bearing deposit product

DISCOVER Credit Performance Trends

Total Company Loans



1.37
1.61
1.80
1.71
2.13
2.72
3.22
3.52
4.11
4.92
1.55
1.64
1.63
1.94
2.30
2.48
2.57
3.06
3.45
3.38
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
NCO rate (%)
30+ day DQ rate (%)

Credit Card Loans



1.50
1.84
2.01
1.92
2.37
3.10
3.68
4.03
4.68
5.66
1.66
1.77
1.76
2.11
2.53
2.76
2.86
3.41
3.87
3.83
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
NCO rate (%)
30+ day DQ rate (%)

Private Student Loans



1.55
1.62
1.66
1.94
2.05
2.02
2.13
2.62
2.62
2.59
0.80
0.69
1.08
0.91
1.33
1.04
1.25
1.32
1.52
1.58
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
NCO rate (%)
30+ day DQ rate (%)

Personal Loans



1.21
1.12
1.21
1.14
1.49
1.94
2.28
2.63
3.39
4.02
0.69
0.69
0.63
0.69
0.80
0.91
1.00
1.24
1.45
1.46
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
NCO rate (%)
30+ day DQ rate (%)

15

YOY YOY YOY YOY 1Q24 Payments Volume ($Bn) Discover Network • Discover Network volume was flat reflecting a modest slowdown in Discover card sales volume • PULSE volume was up 21% driven by an increase in debit transaction volume • Diners volume was up 11% reflecting strength across most regions • Network Partners was up 4% YOY driven by higher AribaPay volume Key Points $51.8 $57.1 $57.2 $58.4 $51.8 1Q23 2Q23 3Q23 4Q23 1Q24 $65.3 $69.0 $72.1 $79.2 $79.1 1Q23 2Q23 3Q23 4Q23 1Q24 $9.2 $9.9 $9.7 $10.5 $10.2 1Q23 2Q23 3Q23 4Q23 1Q24 $10.6 $10.4 $9.9 $8.7 $11.1 1Q23 2Q23 3Q23 4Q23 1Q24 Diners (1) PULSE Network Partners 0% 21% 11% 4% Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total Network Volume up 11% YOY 16